UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  March 20, 2009

GEN2MEDIA CORPORATION
 (Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  7658 Municipal Drive, Orlando, FL                32819
       (Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement (the "Note") of a Registrant

On March 24, 2009, Gen2Media Corporation (the "Company") has closed a round of debt financing that raised $600,000 in Convertible Secured Promissory Notes with 18 accredited investors. The Notes provide for the principal to either be repaid or converted into Class A Common Stock upon the earlier of 12 months from date of the Note or the successful completion of $1 million of equity financing.  The Notes bear interest at the rate of 12% and may be converted into equity at the lower of $.25, a 30% discount to the next round of equity financing, or a 30% discount to the sale price of the company should it be sold prior to an equity financing or $.13 should the company not be able to complete said financing.  As additional consideration for the making of the loan the Company is providing a 20% equity kicker in the form of a warrant to purchase one share of Class A common stock for $.001.  Should the intended financing be valued at less than $.25 per share the Company shall provide additional make good warrants to bring the total value of the equity kicker to 20% of the value of the Note.

In further consideration the Company has provided a security interest in all assets of the Company.  Such assets shall include but not be limited to inventory, fixed assets, accounts receivable, and intellectual property.

The proceeds of the Notes are being used for working capital and expansion of sales and business development initiatives.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 20, 2009 Gen2Media entered in to an amended Executive Employment Agreement with Thomas Moreland to appoint him as Chief Operating Officer in addition to his duties as Chief Financial Officer.   Pursuant to the terms of the agreement Mr. Moreland shall receive a reduction in annual salary to $100,000 until the earlier of the completion by the Company of a round of equity financing of atleast $2 million or December 31, 2009.  As consideration for this reduction and the additional duties assumed the exercise price of Mr. Moreland’s 300,000 shares shall be reduced to $.25 and shall be fully vested as of the date of the amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Amendment to Executive Employment Agreement dated March 20, 2009

10.2	Form of Convertible Secured Promissory Note and Loan Agreement

10.3	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen2Media Corporation

Dated: March 24, 2009	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Operating and Financial Officer

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